BY-LAWS

OF

COMMUNITY BANKS OF GEORGIA, INC.

ARTICLE 1

OFFICES

1.1

Registered Office. The Corporation shall maintain a registered office in Pickens County, Georgia. Unless the Board of Directors designates otherwise, the Corporation’s main office shall be the registered office.

1.2

Other Offices. In addition to its registered office, the Corporation also may have offices at such other place or places as the Board of Directors may from time to time select, or as the business of the Corporation may require or make desirable, subject to the laws of this State.

ARTICLE II

SHAREHOLDERS’ MEETINGS

2.1

Place of Meetings. Meetings of the shareholders of the Corporation may be held at any place within or without the State of Georgia, as set forth in the notice thereof, or in the event of a meeting held pursuant to waiver of notice, as set forth in the waiver, or if no place is so specified, at the registered office of the Corporation.

2.2

Annual Meetings. The annual meeting of shareholders of the Corporation shall be held during the 2nd Calendar Quarter of each year for the purpose of electing directors and transacting any and all business that may properly come before the meeting.

2.3

Special Meetings. Special meetings of shareholders or a special meeting in lieu of the annual meeting of shareholders shall be called by the Corporation upon the written request of the holders of twenty-five percent (25%) or more of all the shares of capital stock of the Corporation entitled to vote in an election of directors. Special meetings of the shareholders or a special meeting in lieu delivered not less than ten (10) days, nor more than fifty (50) days before the date thereof, either personally, by mail, or by telegram, charges prepaid by or at the direction of the President, the Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. In the case of an annual meeting, the notice of the meeting need not state the purpose or purposes of the meeting unless the purpose or purposes constitute a matter which the Georgia Business Corporation Code requires to be stated in the notice of the meeting. In the case of a special meeting, the notice of the meeting shall state the general nature of the business to be transacted.

2.4

Quorum: Vote Required for Action. At all meetings of the shareholders, the presence in person or by proxy of the holders of more than one-half of the shares outstanding and entitled to vote shall constitute a quorum. If a quorum is present, a majority of the shares represented at the meeting and entitled to vote on the subject matter shall determine any matter coming before the meeting, unless a different vote is required by the Georgia Business Corporation Code, by the Articles of Incorporation of the Corporation or by these by-laws. The shareholders at a meeting at which a quorum is once present may continue to transact business at the meeting or at any adjournment thereof, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. If a meeting cannot be organized for lack of a quorum, those shareholders present may adjourn the meeting to such time and place as they may determine. In the case of a meeting for the election of directors which is twice adjourned for lack of quorum, those present at the second of such adjourned meetings, of which notice has between given in writing to shareholders, shall constitute a quorum for the election of directors without regard to the other requirements of the Georgia Business Corporation Code, the Articles of Incorporation of the Corporation, or these by-laws.

2.5

Voting of Shares. Each outstanding share having voting rights shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. Voting on all matters shall be by voice vote or by show of hands unless any qualified voter, prior to the voting on any matter, demands vote by ballot, in which case each ballot shall state the name of the shareholder voting and the number of shares voted by him, and if such ballot be cast by proxy, it shall also state the name of such proxy.

2.6

Proxies. A shareholder entitled to vote pursuant to Section 2.5 may vote in person or by proxy executed in writing by the shareholder or by his attorney in fact. A proxy shall not be valid after eleven (11) months from the date of its execution, unless a longer period is expressly stated therein. If the validity of any proxy is questioned it must be submitted to the secretary of the shareholders’ meeting for examination or to a proxy officer or committee appointed by the person presiding at the meeting. The secretary of the meeting or, if appointed, the proxy officer or committee, shall determine the validity or, invalidity of any proxy submitted. Reference by the secretary in the minutes of the meeting to the regularity of a proxy shall be received as prima facie evidence of the facts stated for the purpose of establishing the presence of a quorum at such meeting and for all other purposes.

2.7

Presiding Officer. The Chairman of the Board of Directors or, in the absence of a Chairman of the Board of Directors, the President, shall serve as chairman of every shareholders’ meeting unless some other person is elected to serve as chairman by a majority vote of the shares represented at the meeting. The chairman shall appoint such persons as he deems required to assist with the meeting.

2.8	Acquisition, Merger or Consolidation Offers.

(A)

No offer or solicitation to purchase the common stock of the Corporation, or proposal for the merger or consolidation of the Corporation with any other corporation shall be brought before the shareholders unless such proposal is first approved by the vote of not less than two-thirds of the directors of the Corporation. Such proposal must be submitted to the Board of Directors in writing, and must provide for the same terms and conditions with respect to all shareholders. In no event shall the payment to any shareholder by less than the highest price paid by a proposed purchaser for shares previously acquired.

(B)

Proposed transactions not in conformance with (Paragraph A), may be brought before the shareholders upon petition to the Board of Directors signed by the shareholders of not less than one-third of the outstanding shares of common stock of the Corporation. Provided, such petition must be received by the Board of Directors of the Corporation at least thirty (30) days prior to the regularly scheduled date of the annual stockholders meeting. At a meeting at which a proposed transaction is to be considered by petition as provided herein, a vote of seventy-five (75%) percent of the outstanding shares of common stock shall be required to consider the proposal.

(C)	This provision of the by-laws may only be changed by a vote of two-thirds of the outstanding shares of common stock of the Corporation.

(D)

In considering any proposed transaction, as required in (Paragraph A), the Board of Directors shall consider the per share value of any offer, the financial structure of the offer, the character and reputation of the offer, the financial stability of the offeror, the social and economic impact of the proposal on the community, and such other factors as the Board of Directors in its sole discretion feels appropriate.

(E)

Once an acquisition, merger or consolidation offer is presented to the shareholders of the Corporation for voting purposes, not less than two-thirds of the outstanding shares of common stock will be required to approve such offer in accordance with the Georgia Business Corporation Code.

2.9

Adjournments. Any meeting of the shareholders, whether or not a quorum is present, may be adjourned by the holders of a majority of the voting shares represented at the meeting to reconvene at a specific time and place. Except as otherwise provided by Section 2.4, it shall not be necessary to give any notice of the reconvened meeting or of the business to be transacted, if the time and place of the reconvened meeting are announced at the meeting which was adjourned. At any such reconvened meeting, any business may be transacted at the meeting which was adjourned.

2.10

Action of Shareholders without a Meeting. Any action required by the Georgia Business Corporation Code to be taken at a meeting of the shareholders, or any action which may be taken at a meeting of the shareholders, may be taken without a meeting if a written consent, setting forth the action so taken, shall be signed by each of the shareholders entitled to vote with respect to the subject matter thereof. Upon filing with the officer of the Corporation having custody of its books and records, such consent shall have the same force and effect as a unanimous vote of the shareholders at a meeting called for the purpose of considering the action authorized.

ARTICLE III

THE BOARD OF DIRECTORS

3.1

General Powers. Except as otherwise provided by any legal agreement among shareholders, the business and affairs of the Corporation shall be managed under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon it by these by-laws, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, any legal agreement among shareholders, the Articles of Incorporation, or these by-laws directed or required to be exercised or done by the shareholders.

3.2

Requirements. Each director of the Corporation shall be a citizen of the United States and at least sixty (60) percent of the directors shall reside in the State of Georgia and in the county in which the registered office of the Corporation is located, or within forty (40) miles of any office of the Corporation.

3.3

Number, Election and Term of Office. The Board of Directors of the Corporation shall consist of not less than five (5) nor more than twenty-five (25) persons, with the exact number to be fixed and determined from time to time by resolution of the Board of Directors, or by resolution of the shareholders at any annual or special meeting of the shareholders. The Board of Directors may increase or decrease the number of directors by not more than two (2) in any one year, so long as such increase or decrease does not place the number of directors at less than five (5) nor more than twenty-five (25). Except as provided in Section 3.6, the directors shall be elected by the affirmative vote of a majority of the shares represented at the annual meeting of shareholders. Each Director, except in the case of his earlier death, resignation, retirement, disqualification, or removal, shall serve for one year and thereafter until his successor shall have been elected and qualified.

3.4

Oath of Directors. Before assuming office, each director shall take an oath or affirmation that he shall diligently and honestly perform his duties in the administration of the affairs of the Corporation, that he will not permit a willful violation of law by the Corporation and that he meets the eligibility requirements of the Georgia Business Corporation Code, the Corporation’s Articles of Incorporation and these by-laws. Such oath or affirmation shall be signed by the director and placed into the minutes of the meetings of the Board of Directors.

3.5

Removal. The entire Board of Directors or any individual director may be removed from office with or without cause by the affirmative vote of the holders of a majority of the shares entitled to vote at an election of directors. In addition, the Board of Directors may remove a director from office (i) if such director is adjudicated as incompetent by a court; (ii) if he is convicted of a felony; (iii) if he files for protection from creditors under bankruptcy laws; (iv) if he does not, within sixty (60) days of his election, accept the office in writing or by attendance at a meeting of the Board of directors and fulfill any other requirements for holding the office of director; (v) if he fails to attend regular meetings of the Board of Directors for six (6) consecutive meetings without having been excused by the Board of Directors; or (vi) if he was an employee or duly elected officer of the Corporation and was discharged or resigned at the request of the Board of Directors for reasons relating to performance of duties as an employee or officer of the Corporation; or (vii) as otherwise allowed by applicable law.

3.6

Vacancies. A vacancy occurring in the Board of Directors, whether caused by removal or otherwise and including vacancies resulting from an increase in the number of directors, may be filled by the affirmative vote of a majority of the directors remaining in office even though less than a quorum of the Board of Directors. Each director so elected shall serve until his successor is elected by the shareholders who shall make such election at the next annual meeting of shareholders or at any special meeting called for that purpose prior to the annual meeting.

3.7

Compensation. Directors may receive such compensation for their services as directors as may from time to time be fixed by vote of the Board of Directors. A director may also serve the Corporation in a capacity other than that of director and receive compensation, as determined by the Board of Directors for services rendered in such capacity. Provided, however, that no director shall be compensated from commissions derived from the sale of credit related insurance (credit life, disability, accident, and health insurance, etc.) where premiums paid by a Corporation customer for such insurance are financed by the Corporation as part of the credit extended, or where purchase of the insurance is a condition precedent to the granting of credit.

3.8

Honorary and Advisory Directors. When a director of the Corporation attains the age of 72 or otherwise under the retirement policies of the Corporation as established from time to time by the Board of Directors, such director automatically shall become an Honorary Director of the Corporation following his retirement. The Board of Directors of the Corporation may also appoint any individual an Honorary Director, Director Emeritus, or member of an advisory board as provided by this Section 3.8 may be compensated as provided in Section 3.7, but such individual may not vote at any meeting of the Board of Directors or be counted in determining a quorum as provided in Section 4.5 and shall not have any responsibility or be subject to any liability imposed upon a director, or otherwise be deemed a director.

3.9

Committees of the Board of Directors. The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an executive committee, an audit committee and one or more other committees, each consisting of three or more directors. The Board may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of such committee. Subject to the limitations set forth in state and federal laws and regulations, any such committee, to the extent provided in the resolution or in these by-laws, shall have and may exercise all of the authority of the Board of Directors in directing the management of the business and affairs of the Corporation, except that it shall have no authority with respect to (1) amending the Articles of Incorporation or these by-laws; (2) adopting a plan of merger or consolidation; (3) the sale, lease, exchange or other disposition of all or substantially all of the property and assets of the Corporation; and (4) a voluntary dissolution of the Corporation or a revocation thereof. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. A majority (but not less than two) of the directors designated shall constitute a quorum for the transaction of business by a committee, and except as otherwise provided in these by-laws, by the Corporation’s Articles of Incorporation or Georgia law, the act of a majority of directors present at a committee meeting at which a quorum is present shall constitute the act of the committee. Each committee shall keep regular minutes of its meetings, which minutes shall be filed with the records of the Corporation. At each meeting of the Board of Directors, each committee shall advise the other members of the Board as to its activities.

ARTICLE IV

MEETINGS OF THE BOARD OF DIRECTORS

4.1

Regular Meetings. An annual organizational meeting of the Board of Directors shall be held on the day of the annual meeting of the shareholders of the Corporation, after the annual shareholders meeting. In the event the annual shareholders meeting is not held as provided for by Sections 2.2, 2.3 or 2.9, such annual meeting shall be held as herein provided for monthly meetings. Monthly meetings of the Board of Directors shall be held every month during the calendar year except during the month in which the annual meeting of the Board of Directors is held; provided, however, that the Board of Directors and the President are authorized to cancel not more than two of such monthly meetings (excluding the annual meeting) during each calendar year. The date of the monthly meetings may be set from month to month by the President or the Chairman of the Board; or the Board of Directors may by resolution establish a certain day of the month (i.e., a certain day of a certain week of every month) as the regularly scheduled meeting date for monthly meetings, provided, however, that all directors shall receive a copy of such resolution.

4.2	Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the President, the Chairman of the Board, or by any two directors in office at that time.

4.3

Place of Meetings. Directors may hold their meetings at any place within or without the Sate of Georgia as the Board of Directors may from time to time establish for regular meetings, or as set forth in the notice of special meetings, or in the event of a meeting held pursuant to a waiver of notice, as set forth in the waiver.

4.4

Notice of Meetings. No notice shall be required for any regularly scheduled monthly meeting of the directors of the Corporation. Unless waived as contemplated in Section 5.2, the President or Secretary of the Corporation, or any director thereof shall give notice to each director of each special meeting stating the time, place and purposes of the meeting. Such notice shall be given by mailing notice of the meeting at least five (5) days before the date of the meeting, or by telephone, telegram, or personal delivery at least three (3) days before the date of the meeting. Notice shall be deemed to have been given by telegram or cablegram at the time notice is filed with the transmitting agency. Attendance by a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transacting of business because the meeting is not lawfully called.

4.5	Quorum. At meetings of the Board of Directors, more than one-half of the directors then in office shall be necessary to constitute a quorum for the transaction of business.

4.6

Vote Required for Action. Except as otherwise provided in these by-laws, by the Corporation’s Articles of Incorporation, or by law, the act of a majority of the directors present at a meeting at which a quorum is present at the time shall be the act of the Board of Directors.

4.7

Action by Directors Without a Meeting. Any action which may be taken at any meeting of the Board of Directors, or at any meeting of a committee of directors, may be taken without a meeting if a written consent thereto shall be signed by all directors or all members of the committee, as the case may be and such written consent is filed with the minutes of the proceedings of the Board or the committee. Such consent shall have the same force and effect as a unanimous vote of the Board of Directors or the committee.

4.8

Conference Telephone Meetings. Members of the Board of Directors, or any committee thereof, may participate in a meeting of the Board of Directors or committee by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other. Participation in such a meeting shall constitute presence in person.

ARTICLE V

NOTICE AND WAIVER

5.1

Procedure. Whenever these by-laws require notice to be given to any shareholder or director, the notice shall be given as prescribed in Section 2.4 or 4.4, whichever is applicable. Whenever notice is given to a shareholder or director by mail, the notice shall be sent first class mail by depositing the same in the United States mail in a postage prepaid, sealed envelope, addressed to the shareholder or director at his last known address, and such notice shall be deemed to have been given at the time it is deposited in the United States mail.

5.2

Waiver. Except as limited by the Georgia Business Corporation Code, whenever any notice is required to be given to any shareholder or director by law, by the Articles of Incorporation, or these by-laws, the right to receive such notice shall be deemed waived and the notice need not be given if (i) there is a waiver thereof in writing, signed by the shareholder or director entitled to such notice, or by the proxy of such shareholder, whether before or after the meeting to which the waiver pertains, or (ii) the shareholder or director entitled to such notice, or the proxy of such shareholder, attends the meeting which is the subject of the notice; provided, however, that no such waiver shall apply by its terms to more than one required notice.

ARTICLE VI

OFFICERS

6.1

Number. The officers of the Corporation shall consist of a President and a Secretary. In addition, the Board of Directors may from time to time elect or provide for the appointment of such other officers or assistant officers as it deems necessary for the efficient management of the Corporation, or as shall otherwise be required by law or regulation. Any two or more offices may be held by the same person, except the offices of President and Secretary. The Board of Directors shall have the power to establish and specify the duties for all officers of the Corporation.

6.2

Election and Term. All officers shall be elected by the Board of Directors and shall serve at the will of the Board of Directors and until their successors have been elected and have qualified, or until their earlier death, resignation, removal, retirement or disqualification.

6.3

Compensation. The compensation of all officers of the Corporation shall be fixed by the Board of Directors, or by the Executive Committee of the Board of Directors, if such committee is designated as provided in Section 3.9.

6.4

Removal. Any officer or agent elected by the Board of Directors may be removed by the Board of Directors with or without any cause whenever in its judgment the best interests of the Corporation will be served thereby without prejudice to any contract right of such officer.

6.5

Chairman of the Board. The Board of Directors, in its discretion, may elect a Chairman of the Board of Directors who shall preside and act as chairman at all meetings of the shareholders and the Board of Directors and who shall perform such other duties as the Board of Directors may from time to time direct.

6.6

President. The President shall be the chief executive officer of the Corporation and shall have general control and supervision over the business and affairs of the Corporation. He shall see that all orders and resolutions of the Board of Directors are carried into effect. In the absence of the Chairman of the Board of Directors, the President shall preside and act as chairman of all meetings of the shareholders and the Board of Directors. He also shall perform such other duties as may be delegated to him from time to time by the Board of Directors.

6.7

Acting President. The Board of Directors may designate an officer who shall, in the absence or disability of the President, or at the direction of the President, perform the duties and exercise the powers of the President.

6.8

Secretary. The Secretary shall keep accurate records of the acts and proceedings of all meetings of shareholders, directors and committees of directors. He shall have authority to give all notices required by law or these by-laws. He shall be custodian of the corporate books, records, contracts and other documents. The Secretary may affix the Corporation’s seal to any lawfully executed documents requiring it and shall sign such instruments as may require his signature.

ARTICLE VII

DIVIDENDS

7.1

Dividends Time and Conditions of. Dividends upon the outstanding shares of the Corporation may be declared by the Board of Directors at any regular or special meeting and may be paid in cash or property only out of the retained earnings of the Corporation, only when the Corporation meets the paid-in capital and/or appropriated retained earnings requirements of the Georgia Business Corporation Code, and only in compliance with the regulations of the Georgia Secretary of State regarding payment of dividends.

7.2

Share Dividends-Treasury Shares. Dividends may be declared by the Board of Directors and paid in the shares of the Corporation out of any treasury shares that have been reacquired out of the capital funds of the Corporation.

7.3

Share Dividends-Unissued Shares. Dividends may be declared by the Board of Directors and paid in the authorized but unissued shares of the Corporation out of any retained earnings of the Corporation; provided, that (i) such shares shall be issued at not less than the par value thereof, (ii) there shall be transferred to capital stock at the time such dividend is paid an amount of retained earnings at least equal to the aggregate par value of the shares to be issued as a dividend, and (iii) after payment of the dividend, the Corporation shall continue to maintain the paid-in capital and/or appropriated retained earnings requirements of the Georgia Business Corporation Code.

7.4

Share Splits. A Split or division of the issued shares of any class into a greater number of shares of the same class without increasing the capital stock (as that term is defined in the Georgia Business Corporation Code) of the Corporation shall not be construed to be a share dividend within the meaning of this Article.

ARTICLE VIII

SHARES

8.1

Authorization and Issuance of Shares. The par value and the maximum number of shares of any class of capital stock of the Corporation which may be issued and outstanding shall be set forth from time to time in the Articles of Incorporation of the Corporation. The Board of Directors may increase or decrease the number of issued and outstanding shares, within the maximum number of shares authorized by the Articles of Incorporation and the minimum capitalization requirements of the Articles of Incorporation or Georgia law, upon obtaining prior approval of such increase or decrease from the Georgia Secretary of State, if such approval is required by applicable law.

8.2

Share Certificates. The interest of each shareholder in the Corporation shall be evidenced by a certificate or certificates representing shares of the Corporation which shall be in such form as the Board of Directors may from time to time adopt in accordance with Georgia law. Share certificates shall be consecutively numbered, shall be in registered form, and shall indicate the date of issue, and all such information shall be entered on the Corporation’s books. Each certificate shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary and shall be sealed with the seal of the Corporation or a facsimile thereof; provided, however, that where such certificate is signed by a transfer agent, or registered by a registrar, other than the Corporation itself, or any employee of the Corporation, the signatures of such officers may be facsimiles. In case any person or persons who, as an officer or officers of the Corporation have signed or whose facsimile signatures have been placed upon a share certificate, shall have ceased for any reason to be such officer or officers before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if such person or person had not ceased to be such officer or officers.

8.3

Rights of Corporation with Respect to Registered Owners. Prior to due presentation for transfer of registration of its shares, the Corporation may treat the registered owner of the shares as the person exclusively entitled to vote such shares, to receive any dividend or other distribution with respect to such shares, and for all other purposes; and the Corporation shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

8.4

Transfer of Shares. Transfers of shares shall be made upon the stock transfer books of the Corporation only upon direction of the person named in the share certificate representing the shares to be transferred, or by an attorney-in-fact of such person lawfully constituted in writing; and before a new certificate is issued, the old certificate shall be surrendered for cancellation or, in the case of a certificate alleged to have been lost, stolen, or destroyed, the provisions of Section 8.6 of these by-laws shall have been satisfied.

8.5	Duty of Corporation to Register Transfer. Notwithstanding any of the provisions of Section 8.4 of these by-laws, the Corporation is under a duty to register the transfers of its shares only if:

(a)	the share certificate is endorsed by the appropriate person or persons; and

(b)	reasonable assurance is given that these endorsements are genuine and effective; and

(c)	the Corporation has no duty to inquire into adverse claims or has discharged any such duty; and

(d)	any applicable law relating to the collection of taxes has been compiled with; and

(e)	the transfer is in fact rightful or is to a bona fide purchaser.

8.6

Lost, Stole, or Destroyed Certificates. Any person claiming a share certificate to be lost, stolen, or destroyed shall make an affidavit or affirmation of the fact in such manner as the Board of Directors may require and shall, if the Board of Directors so requires, give the Corporation a bond of indemnity in form and amount, and with one or more sureties satisfactory to the Board of Directors, as the Board of Directors may require, whereupon an appropriate new certificate may be issued in lieu of the one alleged to have been lost, stolen, or destroyed.

8.7

Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date, such date to be not more than 50 days (and, in the case of a shareholders’ meeting, not less than 10 days) prior to the date on which the particular action, requiring such determination of shareholders, is to be taken.

8.8

Record Date if Not Fixed. If no record date is fixed as provided in Section 8.7 of these by-laws, then the record date for any determination of shareholders which may be proper or required by law shall be the date on which notice is mailed in the case of a shareholders’ meeting, or the date on which the Board of Directors adopts a resolution declaring a dividend in the case of a payment of a dividend.

ARTICLE IX

INDEMNIFICATION

9.1

Indemnification. Any person, his heirs, executors, or administrators, may be indemnified or reimbursed by the Corporation for any reasonable expense actually incurred in connection with any threatened, pending or completed action, suit or proceeding (including settlements thereof and appeals therefrom), whether civil, criminal, administrative or investigative, to which he shall be made a party or prospective party by reason of the fact that he is or was a director, trustee, officer, employee, or agent of the Corporation, or that he is or was serving, at the request of the Corporation, as a director, trustee, officer, employee, or agent of another firm, corporation, trust or other organization or enterprise. Provided, however, that (a) such a person shall be entitled to indemnification only upon a resolution of the Board of Directors then holding office, excluding the votes of any directors who are parties to the same or substantially the same action, suit, or proceeding, finding that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and, in addition, with respect to any criminal action, suit or proceeding, that such person did not have reasonable cause to believe that his conduct was unlawful; (b) no person shall be so indemnified or reimbursed in relation to any matter in such action, suit or proceeding as to which he shall finally be adjudged to have been guilty of or liable for gross negligence, willful misconduct or criminal acts in the performance of his duties to the Corporation, or to such other firm, corporation, trust, organization or enterprise; and (c) no person shall be so indemnified or reimbursed in relation to any matter in such action, suit, or proceeding which has been the subject of a compromise settlement, except with the approval of (i) a court of competent jurisdiction, (ii) the holders of record of a majority of the outstanding shares of capital stock of the Corporation, or (iii) a majority of the members of the Board of Directors then holding office, excluding the votes of any directors who are parties to the same or substantially the same action, suit, or proceeding.

9.2

Payment of Expenses in Advance. Expenses incurred in defending action, suit, or proceeding referred to above may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as provided above.

9.3

Insurance. The Corporation, upon the affirmative vote of a majority of its Board of Directors, may purchase and maintain insurance on behalf of any person who is or was a director, trustee, officer, employee or agent of the Corporation, or is or was serving, at the request of the Corporation, as a director, trustee, officer, employee, or agent of another firm, corporation, trust or other organization or enterprise, against liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnity him against such liability under the foregoing provisions of these by-laws.

9.4

Rights not Exclusive. The foregoing rights of indemnification or reimbursement shall not be exclusive of other rights to which the persons referred to above, or their heirs, executors, or administrators, may be entitled as a matter of law, and the Corporation may indemnify such persons to the extent permitted by the Georgia Business Corporation Code, as such laws may be amended from time to time.

ARTICLE X

EMERGENCY OPERATIONS

10.1

General. In the event of an emergency declared by the President of the United States or the person performing his functions, or an emergency declared by the governor of the State of Georgia, or the person performing his functions, the officers and employees of the Corporation shall continue to conduct the affairs of the Corporation under such guidance from the directors as may be available, except as the matters which by statute or regulation require specific approval of the Board of Directors and subject to conformance with any governmental directives during the emergency. In the absence of a plan of operation formulated by the Board of Directors providing for conducting the business of the Corporation, during the time emergencies exist, the following provisions shall govern the operations of the Corporation notwithstanding any other provisions of these by-laws to the contrary. Provided, further, that all operations shall be consistent with all state and federal laws governing emergency operations.

10.2

Meetings of Board of Directors. The Board of Directors shall meet as soon as practicable at the time and place within the State of Georgia, or if no place within the State of Georgia can be utilized promptly, without the State of Georgia, as designated by the Chairman of the Board of Directors, the President, the officer designated pursuant to Section 6.6, or any two directors.

If it shall be determined at such meeting that there are less than five (5) directors then capable of serving, the directors present at such meeting, shall by majority vote, appoint a sufficient number of persons to fill the vacancies existing in the Board of Directors to bring the total number of directors to not less than five (5).

As soon as a majority of such Board of Directors, consisting of not less than five (5) members, can be assembled at the meeting required by this Section 10.2, or any adjournment thereof, which adjournment can be effected at any time by a majority vote of those in attendance, the Board of Directors as then constituted shall appoint such officers as may be required to transact the business of the Corporation to succeed the then appointed or acting officers who have been incapacitated as a result of the emergency.

10.3

Interim Administration. Until such time as the meeting of the Board of Directors required by Section 10.2 can be held and action taken by it, and in the event either the President or the officer of the Corporation designated pursuant to Section 6.6 cannot be located or is unable to continue normal executive duties, all ordinary matters usually performed by the President, and all matters to be performed under this Article, may be performed by any Vice President if such officer or officers have been designated, and if not, by the Secretary of the Corporation.

ARTICLE XI

MISCELLANEOUS

11.1

Inspection of Books and Records. The Board of directors shall have power to determine which accounts, books and records of the Corporation shall be open to the inspection of shareholders, except such accounts, books, and records that are specifically open to inspection by law, and the Board of Directors shall have power to fix reasonable rules and regulations not in conflict with the applicable law for the inspection of accounts, books and records which by law or by determination of the Board of Directors shall be open to inspection.

11.2	Fiscal Year. The fiscal year of the Corporation shall be the calendar year.

11.3	Seal. The corporate seal shall be in such form as the Board of Directors may from time to time determine.

11.4

Contracts, Checks, Drafts, Reports, etc. Such of the officers or employees of the Corporation as may from time to time be designated by the Board of Directors or by the Executive Committee shall have power and authority to sign contracts, checks, drafts and like instruments and to endorse checks, bills of exchange, orders, drafts and vouchers made payable or endorsed to the Corporation, whether in its own right or in any fiduciary capacity. No officer or employee, however, may on behalf of the Corporation, execute or deliver any check, draft or other like instrument in favor of himself. Provided, further, any officer elected by the Board of Directors may sign reports to the Georgia Secretary of State and such other state and federal agencies as may be filed, unless otherwise required by law or regulation.

11.5	Legal Restrictions. All matters covered in these bylaws shall be subject to such restrictions as shall be imposed on this Corporation by state and federal laws and regulations.

ARTICLE XII

AMENDMENTS

12.1

Power to Amend By-Laws. The Board of Directors shall have the power to alter, amend or repeal these by-laws or adopt new by-laws, but any by-laws adopted by the Board of Directors may be altered, amended or repealed, and new bylaws adopted, by the shareholders.

12.2

Conditions. Action taken by the shareholders with respect to by-laws shall be taken by an affirmative vote of a majority of all shares entitled to elect directors, and action by the Board of Directors with respect to by-laws shall be taken by an affirmative vote of a majority of all directors then holding office.

12.3

Inspection. A copy of the by-laws, with all amendments thereto, shall be kept at all times in a convenient place in the registered office of the Corporation, and shall be open to inspection by all shareholders during normal business hours.